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ROSS MILLER
Secretary of State                  Filed in the office of   Document Number
206 North Carson Street             /s/Ross Miller           20100252578-32
Carson City, Nevada 89701-4299      Ross Miller              Filing Date and Time
(775) 684-5708                      Secretary of State       04/19/2010 3:10 PM
Website:  www.nvsos.gov             State of Nevada          Entity Number
                                                             E0178072010-6
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

1.  Name of Corporation:         Pinacle Enterprise Inc.
2. Registered Agent for Service  [x] Commercial Registered Agent:
   Of Process: (check only one       InCorp Services, Inc.
   box)                          [ ] Noncommercial Registered Agent
                                           OR
                                 [ ] Office or Position with Entity
                                     (name and address below)

                                 Name of Noncommercial Registered Agent
                                 OR Name of Title of Office or Other
                                 Position with Entity

3. Authorized Stock:                                                    Number of
   (number of shares      Number of                                      shares
   Corporation is         shares with                Par value           without
   authorized to issue    par value:   75,000,000    per share: $.001    par value:

4. Names and              1) Mikhail Kats
   Addresses of the          Name
   Board of                  375 N. Stephanie St. Suite 1411  Henderson NV  89014-8909
   Directors/Trustees:       Street Address                     City   State Zip code

5.  Purpose:               The purpose of the corporation shall be:
                           Any legal purpose

6.  Name, Address
    and Signature of    Doug Ansell on behalf of InCorp Services, Inc.  /s/Doug Ansell
    Incorporator           Name                                            Signature
                        375 N. Stephanie St. Suite 1411  Henderson NV  89014-8909
                           Street Address                  City   State Zip code

7. Certificate of       I hereby accept appointment as Registered Agent for the above
   Acceptance of        named Entity:
   Appointment of       /s/Doug Ansell                                  April 19, 2010
   Registered Agent:    ------------------------                        Date
                        Authorized Signature of Registered Agent or on
                        Behalf of Registered Agent Entity.
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